UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) July 23, 2026

VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827		38-3519512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Village Center Drive,	Van Buren Township,	Michigan	48111
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	VC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

On July 23, 2026, Visteon Corporation (the “Company”) entered into a fixed dollar accelerated share repurchase transaction (the “ASR Transaction”) pursuant to a confirmation (the “ASR Agreement”) with Bank of America, N.A. (the “Dealer”) to repurchase an aggregate of $200 million of the Company’s common stock, par value $0.01 per share (“Common Stock”). The ASR Transaction is being conducted pursuant to the Company’s current authorization to repurchase up to $800 million of shares of Common Stock.

The final number of shares of Common Stock to be repurchased under the ASR Agreement will be based on the volume-weighted average price of the Common Stock during the terms of the ASR Transaction, less a discount and subject to adjustments pursuant to the terms of the ASR Agreement. The final settlements are expected to be completed no later than early in the fourth quarter of 2026. At settlement, the Dealer may be required to deliver additional shares of Common Stock to the Company, or, under certain circumstances, the Company may be required to deliver shares of Common Stock, or may elect to make a cash payment, to the Dealer. The terms of the ASR Transaction are subject to adjustment if the Company enters into or announces certain types of transactions or takes certain corporate actions.

The ASR Agreement contains the principal terms and provisions governing the accelerated share repurchases, including, but not limited to, the mechanism used to determine the number of shares of Common Stock that will be delivered, the required timing of delivery of the shares of Common Stock, the circumstances under which the Dealer is permitted to make adjustments to valuation and calculation periods and various acknowledgments, representations and warranties made by the Company and the Dealer to one another.

The Dealer (together with its affiliates) is a full-service financial institution that has engaged in, or may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with the Company and its affiliates. For example, the Dealer is a lender and the administrative agent under the Company’s senior secured credit facilities. The Dealer has received, or may in the future receive, customary fees and commissions or other payments for these transactions.

The foregoing description of the ASR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ASR Agreement, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 2 - FINANCIAL INFORMATION

Item 2.02.    Results of Operations and Financial Condition.

    On July 23, 2026, the registrant issued a press release regarding its financial results for the second quarter of 2026. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

    The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SECTION 7 - REGULATION FD

Item 7.01.    Regulation FD Disclosure.

    See “Item 2.02. Results of Operations and Financial Condition” above.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Fixed Dollar Accelerated Share Repurchase Transaction between the Company and Bank of America, N.A.
99.1	Press release dated July 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

By:	/s/Brett D. Pynnonen
Brett D. Pynnonen
Senior Vice President and Chief Legal Officer

Date: July 23, 2026

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